Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Western Asset Institutional Liquid Reserves:

We consent to the use of our report dated October 20, 2016, with respect to the financial statements of Western Asset Institutional Liquid Reserves as of August 31, 2016, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Information Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

June 21, 2017

Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Western Asset Institutional Cash Reserves:

We consent to the use of our report dated October 20, 2016, with respect to the financial statements of Western Asset Institutional Cash Reserves as of August 31, 2016, incorporated herein by reference.

/s/ KPMG LLP

New York, New York

June 21, 2017